SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1175 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 586-8700
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2010, the registrant’s board of director elected Jim Sims and Ulderico Conte to serve as directors, filling vacancies that existed on the board.

Mr. Sims, 78, is retired after having been involved in Pizza Hut operations from 1965 to 1997.  He started his career as a store manager, became an area general manager, and then became a franchise owner from 1972 to 1997.  Mr. Sims currently manages his stock and real estate investment portfolio.  He received an associate’s degree from Porterville College.

Mr. Conte, 41, has been the registrant’s Vice President of Franchise Development since April 2007 and was one of its founders.  From June 2005 to November 2005, he researched various restaurant concepts before deciding on the EVOS concept and forming the registrant.  He served as the registrant’s Vice President, Secretary and a Director from inception to April 2007.  Mr. Conte was the President and Principal of PIN Financial LLC, a FINRA member investment banking firm from May 2005 to February 2009.  From October 2004 to May 2005, he worked as an institutional trader with Garden State Securities.  He served in a similar role with Tradition Aisle Securities from February 2003 to October 2004.  Until 2003, Mr. Conte owned and operated Stone Harbor Financial Services, LLC, a securities broker-dealer firm.  Following the events of September 11, 2001, he made substantial personal loans to support Stone Harbor and pay its employees.  Stone Harbor ceased doing business in 2003 and Mr. Conte filed for personal bankruptcy in October 2003.  He received a Bachelor’s degree in Business from Rider University and a Master’s degree in Business Administration from the University of Phoenix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
November 10, 2010	By: /s/ Henry E. Cartwright Henry E. Cartwright President